      As filed with the Securities and Exchange Commission on May 19, 1999

                                                         Exhibit index on page 7

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant To Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                              Vornado Realty Trust
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

            Maryland                                     22-1657560
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(State of Incorporation or Organization)              (IRS Employer
                                                       Identification No.)

Park 80 West, Plaza II,
Saddle Brook, New Jersey                                     07663
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(Address of principal executive offices)                   (Zip Code)

If this Form relates to the                If this Form relates to the
registration of a class of debt            registration of a class of debt
securities and is effective upon           securities and is to become effective
filing pursuant to General                 simultaneously with the effectiveness
Instruction A(c)(1) please check the       of a concurrent registration
following box.  |_|                        statement under the Securities Act of
                                           1933 pursuant to General Instruction
                                           A(c)(2) please check the following
                                           box.  |_|

Securities to be registered pursuant to Section 12(b) of the Act:

                Title of Each Class          Name of Each Exchange on Which
                to be so Registered          Each Class is to be Registered
                -------------------          ------------------------------

          8.5% Series C Cumulative              New York Stock Exchange
          Redeemable Preferred Shares of
          Beneficial Interest,
          liquidation preference $25.00
          per share, no par value per
          share

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
--------------------------------------------------------------------------------
                                (Title of Class)
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Item 1. Description of registrant's securities to be registered.

            A description of the 8.5% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, which are to be registered under this registration statement is contained under the caption "Description of the Series C Preferred Shares" in the Prospectus Supplement, dated May 17, 1999, to the Prospectus, dated February 11, 1998, constituting a part of the Registration Statement on Form S-3 (File No. 333-40787) of Vornado Realty Trust, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This description and the related information contained under the caption "Description of Shares of Beneficial Interest -- Description of Preferred Shares" in the Prospectus, dated February 11, 1998, are incorporated by reference into this registration statement, and any description included in a form of prospectus supplement subsequently filed by Vornado under Rule 424(b) under the Securities Act will be deemed to be incorporated by reference into this registration statement.


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Item 2. Exhibits.

Exhibit No.                               Exhibit
-----------                               -------

    3.1 Amended and Restated Declaration of Trust of Vornado Realty Trust, as amended on April 3, 1997 (incorporated by reference to Exhibit 3.1 of Vornado's Registration Statement on Form S-8 (File No. 333-29011), filed on July 12, 1997)

    3.2 Articles of Amendment of Declaration of Trust of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on April 22, 1998 (incorporated by reference to Exhibit 3.1 of Vornado's Current Report on Form 8-K dated April 22, 1998 (File No. 001-11954), filed on April 28, 1998)

    3.3 Articles Supplementary classifying Vornado's $3.25 Series A Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share (incorporated by reference to Exhibit 4.1 of Vornado's Current Report on Form 8-K/A, dated April 3, 1997 (File No. 001-11954), filed on April 8, 1997)

    3.4 Articles Supplementary classifying Vornado's Series D-1 8.5% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value (incorporated by reference to Exhibit 3.1 of Vornado's Current Report on Form 8-K dated November 12, 1998 (File No. 001-11954), filed on November 30, 1998)

    3.5 Articles Supplementary classifying additional Series D-1 8.5% Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value (incorporated by reference to Exhibit 3.2 of Vornado's Current Report on Form 8-K/A, dated November 12, 1998 (File No. 001-11954), filed on February 9, 1999)


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    3.6           Articles Supplementary classifying Vornado's 8.5% Series B
                  Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value (incorporated by reference to Exhibit 3.3 of Vornado's Current Report on Form 8-K, dated March 3, 1999 (File No. 001-11954), filed on March 17, 1999)

    3.7           Articles Supplementary classifying Vornado's 8.5%
                  Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value

    3.8 By-laws of Vornado, as amended on April 28, 1997 (incorporated by reference to Exhibit 3(b) of Vornado's Quarterly Report on Form 10-Q for the period ended March 31, 1997 (File No. 001-11954), filed on May 14, 1997)

    4.1 Instruments defining the rights of security holders (see Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7 and 3.8 of this registration statement)

    4.2 Specimen certificate evidencing Vornado's 8.5% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value


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    4.3           Specimen certificate evidencing Vornado's common shares of beneficial interest, par value $.04 per share (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to Vornado's Registration Statement on Form S-3 (File No. 33-62395), filed on October 26, 1995)

    4.4 Specimen certificate evidencing Vornado's $3.25 Series A Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share, no par value (incorporated by reference to Exhibit 4.2 of Vornado's Current Report on Form 8-K, dated April 3, 1997 (File No. 001-11954), filed on April 8, 1998)

    4.5 Specimen certificate evidencing Vornado's 8.5% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value (incorporated by reference to Exhibit 4.2 of Vornado's Registration Statement on Form 8-A (File No. 001-11954), filed on March 15, 1999)


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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                VORNADO REALTY TRUST

Dated: May 17, 1999                         By: /s/ Irwin Goldberg
                                                -------------------
                                                    Irwin Goldberg
                                                    Vice President --
                                                    Chief Financial Officer


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                                  Exhibit Index
Exhibit
No.                                  Exhibit
-------                              -------

    3.1 Amended and Restated Declaration of Trust of Vornado Realty Trust, as amended on April 3, 1997 (incorporated by reference to Exhibit 3.1 of Vornado's Registration Statement on Form S-8 (File No. 333-29011), filed on July 12, 1997)

    3.2 Articles of Amendment of Declaration of Trust of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on April 22, 1998 (incorporated by reference to Exhibit 3.1 of Vornado's Current Report on Form 8-K dated April 22, 1998 (File No. 001-11954), filed on April 28, 1998)

    3.3 Articles Supplementary classifying Vornado's $3.25 Series A Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share (incorporated by reference to Exhibit 4.1 of Vornado's Current Report on Form 8-K/A, dated April 3, 1997 (File No. 001-11954), filed on April 8, 1997)

    3.4 Articles Supplementary classifying Vornado's Series D-1 8.5% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value (incorporated by reference to Exhibit 3.1 of Vornado's Current Report on Form 8-K dated November 12, 1998 (File No. 001-11954), filed on November 30, 1998)

    3.5 Articles Supplementary classifying additional Series D-1 8.5% Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value (incorporated by reference to Exhibit 3.2 of Vornado's Current Report on Form 8-K/A, dated November 12, 1998 (File No. 001-11954), filed on February 9, 1999)


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    3.6           Articles Supplementary classifying Vornado's 8.5% Series B
                  Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value (incorporated by reference to Exhibit 3.3 of Vornado's Current Report on Form 8-K, dated March 3, 1999 (File No. 001-11954), filed on March 17, 1999)

    3.7           Articles Supplementary classifying Vornado's 8.5%
                  Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value

    3.8 By-laws of Vornado, as amended on April 28, 1997 (incorporated by reference to Exhibit 3(b) of Vornado's Quarterly Report on Form 10-Q for the period ended March 31, 1997 (File No. 001-11954), filed on May 14, 1997)

    4.1 Instruments defining the rights of security holders (see Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7 and 3.8 of this registration statement)

    4.2 Specimen certificate evidencing Vornado's 8.5% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value


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    4.3           Specimen certificate evidencing Vornado's common shares of beneficial interest, par value $.04 per share (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to Vornado's Registration Statement on Form S-3 (File No. 33-62395), filed on October 26, 1995)

    4.4 Specimen certificate evidencing Vornado's $3.25 Series A Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share, no par value (incorporated by reference to Exhibit 4.2 of Vornado's Current Report on Form 8-K, dated April 3, 1997 (File No. 001- 11954), filed on April 8, 1998)

    4.5 Specimen certificate evidencing Vornado's 8.5% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value (incorporated by reference to Exhibit 4.2 of Vornado's Registration Statement on Form 8-A (File No. 001-11954), filed on March 15, 1999)


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